UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Enerflex Ltd.

(Exact Name of Registrant as Specified in its Charter)

Canada	98-0457703
(State of incorporation or organization)	(IRS Employer Identification Number)

Suite 904, 1331 Macleod Trail S.E. Calgary, Alberta, Canada, T2G 0K3

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares	New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-263714 (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the common shares (the “Common Shares”) of Enerflex Ltd. (the “Registrant”), is set forth under the captions “Additional Information About Enerflex – Description of Enerflex’s Share Capital” and “Comparison of Rights of Enerflex Shareholders and Exterran Stockholders” in the Registrant’s registration statement on Form F-4 (No. 333-263714), as filed by the Registrant with the Securities and Exchange Commission on March 18, 2022, as amended by Amendment No. 1 filed on May 19, 2022, Amendment No. 2 filed on July 18, 2022, Amendment No. 3 filed on August 8, 2022, Amendment No. 4 filed on August 26, 2022, and declared effective on September 8, 2022 (the “Registration Statement”), which description is incorporated herein by reference. Any form of proxy statement/prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that constitutes part of the Registration Statement, shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are quoted on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ENERFLEX LTD.

By:	/s/ Marc E. Rossiter
Name:	Marc E. Rossiter
Title:	President and Chief Executive Officer

Date: October 12, 2022